UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 15, 2008
Royal Gold, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13357 (Commission File Number)	84-0835164 (IRS Employer Identification No.)
1660 Wynkoop Street, Suite 1000, Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 303-573-1660
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 15, 2008, Royal Gold, Inc. (the “Company”) and Tony Jensen, the Company’s President, Chief Executive Officer and director, entered into an employment agreement. Mr. Jensen had not previously entered into an employment agreement with the Company. Pursuant to the employment agreement, Mr. Jensen will continue to serve as the Company’s President and Chief Executive Officer and the Company’s Board of Directors will continue to nominate Mr. Jensen for re-election as director. The employment agreement has a one-year term, which will automatically renew for four consecutive one-year periods unless either the Company or Mr. Jensen timely elects for non-renewal. Mr. Jensen will receive a base salary of $374,500, which may be increased annually as may be determined by the Company’s Board of Directors or its Compensation, Nominating and Corporate Governance Committee, and he will be eligible to receive annual incentive compensation, to participate in the Company’s long-term equity incentive plan, to participate in the Company’s employee benefit plans and programs and to receive fringe benefits made available to similarly situated executive officers.
     Pursuant to the employment agreement, Mr. Jensen will receive severance compensation upon an involuntary termination of employment without “cause,” a voluntary termination of employment for “good reason” or if the Company elects not to renew the employment term during the four-year renewal period. If such termination or non-renewal does not occur within two years after a “change of control,” then Mr. Jensen will be entitled to one times his then base salary. If such termination or non-renewal occurs within two years after a “change of control,” then Mr. Jensen will be entitled to two and one-half times his then base salary, two and one-half times his average annual cash incentive bonus for the prior three fiscal years and continued employee benefits for twelve months.
     Mr. Jensen will be restricted from competing against the Company or soliciting the Company’s employees, customers or business relationships for a period of twelve months following termination of his employment with the Company. The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement filed as exhibit 10.1 to this Form 8-K and incorporated herein by reference.
     On September 15, 2008, the Company entered into new employment agreements with Stanley Dempsey, its Chairman, Karen Gross, its Vice President and Corporate Secretary, and Stefan Wenger, its Chief Financial Officer and Treasurer (each an “Executive”). The new employment agreements supersede earlier employment agreements the Company entered into with each Executive and provide increased severance benefits in connection with a “change of control.” Each new employment agreement has a one-year term, which will automatically renew for four consecutive one-year periods unless either the Company or the Executive timely elects for non-renewal. Pursuant to the employment agreements, Mr. Dempsey, Ms. Gross and Mr. Wenger will receive a base salary of $194,000, $182,000, and $182,000, respectively, which may be increased annually as may be determined by the Company’s Board of Directors or its Compensation, Nominating and Corporate Governance Committee, and each Executive will be eligible to receive annual incentive compensation, to participate in the Company’s long-term equity incentive plan, to participate in the Company’s employee benefit plans and programs and to receive fringe benefits made available to similarly situated executive officers.
     Pursuant to the employment agreements, each Executive will receive severance compensation upon an involuntary termination of employment without “cause,” a voluntary termination of employment for “good reason” or if the Company elects not to renew the employment term during the four year renewal period. If such termination or non-renewal does not occur within two years after a “change of control,” then the Executive will be entitled to one times his or her then base salary. If such termination or non-renewal occurs within two years after a “change of control,” then the Executive will be entitled to one and one-half times his or her then base salary, one and one-half times his or her average annual cash incentive bonus for the prior three fiscal years and continued employee benefits for twelve months.
     Each Executive shall be restricted from competing against the Company or soliciting the Company’s employees, customers or business relationships for a period of twelve months following termination of his or her employment with the Company. The foregoing description of the new employment agreements is qualified in its entirety by reference to the Form of Employment Agreement filed as exhibit 10.2 to this Form 8-K and incorporated herein by reference.

     In connection with the employment agreements entered into with Mr. Jensen and each of the Executives, on September 15, 2008 (the “Effective Date”), the Company entered into an Award Modification Agreement with each of Messrs. Dempsey, Jensen and Wenger and Ms. Gross (each a “Grantee”) modifying the terms of stock option, restricted stock and performance stock awards granted to each Grantee under the Company’s long-term incentive plan prior to the Effective Date. Pursuant to the Award Modification Agreements, each Grantee will be entitled to accelerated vesting of stock options, shares of restricted stock and performance stock awards upon an involuntary termination of employment without “cause,” a voluntary termination of employment for “good reason” or if the Company elects not to renew the employment term during the four year renewal period under the employment agreement with each Grantee.
     If such termination or non-renewal does not occur within two years after a “change of control,” then upon such termination or non-renewal (i) all stock options will become immediately exercisable, (ii) a prorated portion of each grant of shares of restricted stock will vest based on the period of employment from the date of grant to the date of termination or non-renewal and (iii) all or a portion of the performance stock awards will fully vest based on the number of performance stock awards to which the Grantee would have been entitled taking into account the Company’s performance through the last day of the fiscal quarter in which the termination or non-renewal takes place, determined in accordance with the Company’s practices with respect to performance stock awards. If such termination or non-renewal occurs within two years after a “change of control,” then upon such termination or non-renewal all stock options will become immediately exercisable and all shares of restricted stock and performance stock awards will fully vest.
     The Award Modification Agreements also provide that if the Grantee’s employment is terminated without “cause,” for “good reason” or upon death or “disability” or if the Company elects not to renew the employment term during the four year renewal period under the Grantee’s employment agreement and the Grantee is precluded from selling shares of the Company’s common stock underlying any non-qualified stock options due to any lock-up agreements or under the Company’s insider trading policy, then the expiration date to exercise such non-qualified stock options will be extended for a period of time equal to the period of such trading restrictions.
     The Award Modification Agreements also provide for deferred vesting of each grant of restricted stock prior to the Effective Date in the event the Grantee is restricted from selling shares of the Company’s common stock due to any lock-up agreement or under the Company’s insider trading policy to a date that is the earlier of (i) the lapse of such trading restrictions or (ii) an involuntary termination of the Grantee’s employment or the Grantee’s death or disability. The Grantee is also provided a limited right to require the Company to settle tax withholding obligations by means of surrendering shares of common stock. The foregoing description of the Award Modification Agreements is qualified in its entirety by reference to the Form of Award Modification Agreement filed as exhibit 10.3 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1	Employment Agreement by and between Royal Gold, Inc. and Tony Jensen

10.2	Form of Employment Agreement by and between Royal Gold, Inc. and each of the following: Stanley Dempsey, Karen Gross and Stefan Wenger

10.3	Form of Award Modification Agreement by and between Royal Gold, Inc. and each of the following: Stanley Dempsey, Tony Jensen, Karen Gross and Stefan Wenger

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL GOLD, INC.
Date: September 18, 2008	By:	/s/ Karen Gross
	Name:	Karen Gross
	Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit No.

10.1	Employment Agreement by and between Royal Gold, Inc. and Tony Jensen

10.2	Form of Employment Agreement by and between Royal Gold, Inc. and each of the following: Stanley Dempsey, Karen Gross and Stefan Wenger

10.3	Form of Award Modification Agreement by and between Royal Gold, Inc. and each of the following: Stanley Dempsey, Tony Jensen, Karen Gross and Stefan Wenger

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